UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2006
THE BON-TON STORES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	0-19517	23-2835229
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)
2801 E. Market Street, York, Pennsylvania 17402
(Address of Principal Executive Offices)
717-757-7660
(Registrant’s Telephone Number, including Area Code)
Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
SIGNATURE

Item 7.01. Regulation FD Disclosure
          The following information was disclosed by management of The Bon-Ton Stores, Inc. (the "Company") during the Company's March 9, 2006 conference call held to discuss results for the fourth quarter and full year of fiscal 2005.
          In response to a question, the Company indicated that it anticipates comparable store sales for fiscal 2006 of approximately negative 2.5% for Bon-Ton stores owned prior to the March 6, 2006 acquisition of the stores of the Northern Department Store Group ("NDSG") from Saks Incorporated and that it anticipates flat comparable store sales for fiscal 2006 for the NDSG stores.
          The Company discussed its earnings per share guidance estimate for fiscal 2006 of $2.15 to $2.35, which equates to net income of approximately $36 million to $39 million, and, in response to a question, indicated that it anticipates free cash flow for fiscal 2006 will be in the range of $60 to $70 million. As used in the March 9, 2006 conference call, "free cash flow" is defined by the Company as net income plus depreciation and amortization, minus capital expenditures and plus or minus the working capital at year-end over the working capital at the prior year-end, as applicable.
          Free cash flow is not a measure of financial performance under generally accepted accounting principles ("GAAP"). However, we responded to a question regarding free cash flow during the March 9, 2006 conference call because we consider it to be an important supplemental measure of our performance and believe that it is frequently used by securities analysts, investors and other interested parties to evaluate the performance of companies in our industry and by some investors to determine a Company's ability to service or incur debt. Free cash flow is not calculated in the same manner by all companies and, accordingly, is not necessarily comparable to similarly entitled measures of other companies and may not be an appropriate measure for performance relative to other companies. Free cash flow should not be assessed in isolation from or construed as a substitute for net income or cash flows from operations, which are prepared in accordance with GAAP. Free cash flow is not intended to represent, and should not be considered to be a more meaningful measure than, or alternative to, measures of operating performance as determined in accordance with GAAP.
          The information in this Report, including the exhibit attached hereto, is furnished solely pursuant to Item 7.01 of this Form 8-K. Consequently, it is not deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bon-Ton Stores, Inc.
By:	/s/ Keith E. Plowman
Keith E. Plowman
Senior Vice President, Chief Financial Officer and Principal Accounting Officer

     Dated: March 10, 2006